Exhibit 21.1

Subsidiaries of The Coca-Cola Company

As of December 31, 2009

Organized
Under
Laws of:

The Coca-Cola Company Subsidiaries:	Delaware

Apollinaris Brands GmbH	Germany
Atlantic Industries	Cayman Islands
Atlantic Manufacturing	Cayman Islands
Bottling Investments Corporation	Delaware
Brucephil, Inc.	Delaware
Caribbean Refrescos, Inc.	Delaware
CCDA Waters, LLC	Delaware
CCHBC Grouping Inc.	Delaware
Coca-Cola (Japan) Company, Limited	Japan
Coca-Cola Beverages (Shanghai) Company Limited	China
Coca-Cola Bottlers Philippines, Inc.	Philippines
Coca-Cola Canners of Southern Africa (Pty) Ltd.	South Africa
Coca-Cola China Industries, Limited	China
Coca-Cola de Chile, S.A.	Chile
Coca-Cola Drikker AS	Norway
Coca-Cola Drycker Sverige AB	Sweden
Coca-Cola Erfrischungsgetranke AG	Germany
Coca-Cola G.m.b.H.	Germany
Coca-Cola Holdings (Asia) Limited	Japan
Coca-Cola Holdings (Overseas) Limited	Delaware
Coca-Cola India Private Limited	India
Coca-Cola Industrias Ltda.-Brazil	Brazil
Coca-Cola Industrias Ltda.-Costa Rica	Costa Rica
Coca-Cola Midi SAS	France
Coca-Cola Overseas Parent Limited	Delaware
Coca-Cola Properties, LLC.	Delaware
Coca-Cola Servicios de Venezuela C.A.	Venezuela
Coca-Cola Shanduka Beverages South Africa (Pty) Ltd.	South Africa
Coca-Cola South Asia Holdings, Inc.	Delaware
CMR Industria de Refrigerantes Ltda.	Brazil
Compania de Servicios de Bebidas Refrescantes S.L.	Spain
Conco Limited	Cayman Islands
Corporacion Inca Kola Peru S.R.L.	Peru
Dulux CBAI 2003 BV	The Netherlands
Energy Brands, Inc.	New York
European Refreshments	Ireland
FUZE Beverage, LLC.	Delaware
Hindustan Coca-Cola Beverages Private Ltd.	India
Hindustan Coca-Cola Holdings Private Ltd.	India
Hindustan Coca-Cola Overseas Holdings Pte. Ltd.	India

Subsidiaries of The Coca-Cola Company

As of December 31, 2009

Organized
Under
Laws of:

JDV LLC CBS de R.L. de C.V.	Mexico
Mais Industrias de Alimentos S/A	Brazil
Nordeste Refrigerantes S.A.	Brazil
Odwalla, Inc.	Delaware
Recofarma Industria do Amazonas Ltda.	Brazil
Refrescos Guararapes Ltda.	Brazil
Refreshment Products Finland OY	Finland
SA Coca-Cola Services NV	Belgium
Servicios Integrados de Administracion y Alta Gerencia, S.A. de C.V.	Mexico
Servicios y Productos Para Bebidas Refrescantes S.R.L.	Argentina
Shanghai Shen-mei Beverage & Food Co. Ltd.	China
Soira Investments Limited	British Virgin Islands
The Coca-Cola Bottling Company of Egypt S.A.E.	Egypt
The Coca-Cola Export Corporation	Delaware
The Inmex Corporation	Florida
The Minute Maid Company Canada Inc.	Canada

Other subsidiaries whose combined size is not significant:

28	consolidated domestic wholly-owned subsidiaries
217	consolidated foreign wholly-owned subsidiaries
5	consolidated foreign majority-owned subsidiaries